                                                                   Exhibit 4.7


                                    WARRANT



                          To Purchase Common Stock of


                         MORRISON KNUDSEN CORPORATION,
                            a Delaware corporation



                   No. of Shares of Common Stock: 4,613,695



                            Issued August ___, 1995

                              TABLE OF CONTENTS


1.  DEFINITIONS.............................................................. 1

2.  EXERCISE OF WARRANT...................................................... 6
    2.1      Manner of Exercise.............................................. 6
    2.2      Payment of Taxes................................................ 7
    2.3      Continued Validity.............................................. 7

3.  TRANSFER, DIVISION AND COMBINATION....................................... 8
    3.1      Transfer........................................................ 8
    3.2      Division and Combination........................................ 8
    3.3      Expenses........................................................ 8
    3.4      Maintenance of Books............................................ 8

4.  ADJUSTMENTS.............................................................  9
    4.1     Prepayment of Obligations under Override Agreement..............  9
    4.2     Stock Dividends, Subdivisions and Combinations..................  9
    4.3     Other Provisions Applicable to Adjustments Under This Section... 10
    4.4     Reorganization, Reclassification, Merger, Consolidation or
            Disposition of Assets........................................... 10

5.  NOTICES TO WARRANT HOLDERS.............................................. 11
    5.1     Notice of Adjustments........................................... 11
    5.2     Notice of Certain Corporate Action.............................. 12

6.  NO IMPAIRMENT........................................................... 12

7.  RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH
    OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY; PREFERRED STOCK.............. 12

8.  TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS...................... 13

9.  RESTRICTIONS ON TRANSFERABILITY......................................... 13
    9.1     Restrictive Legend.............................................. 14
    9.2     Notice of Proposed Transfers; Requests for Registration......... 14
    9.3     Termination of Restrictions..................................... 15
    9.4     Listing on Securities Exchange.................................. 15

10. SUPPLYING INFORMATION................................................... 16

11. LOSS OR MUTILATION...................................................... 16

12. OFFICE OF THE COMPANY................................................... 16

13. FINANCIAL AND BUSINESS INFORMATION...................................... 16
    13.1    Filings......................................................... 16
    13.2    Quarterly Information........................................... 17
    13.3    Annual Information.............................................. 17

14. THE COMPANY'S REPURCHASE OF THE WARRANT................................. 17
    14.1    Option to Repurchase Warrant.................................... 17
    14.2    Determination and Payment of Repurchase Price................... 18
    14.3    Pro Rata Repurchase of Warrants................................. 19

15. APPRAISAL............................................................... 19

16. LIMITATION OF LIABILITY................................................. 19

17. MISCELLANEOUS........................................................... 20
    17.1    Nonwaiver and Expenses.......................................... 20
    17.2    Notice Generally................................................ 20
    17.4    Remedies........................................................ 21
    17.5    Successors and Assigns.......................................... 21
    17.6    Amendment....................................................... 22
    17.7    Severability.................................................... 22
    17.8    Headings........................................................ 22
    17.9    GOVERNING LAW................................................... 22
            ................................................................ 22
    17.10   CONSENT TO JURISDICTION......................................... 22
    17.11   MUTUAL WAIVER OF JURY TRIAL..................................... 23

                                 EXHIBITS

EXHIBIT A      Subscription Form

EXHIBIT B      Assignment Form

EXHIBIT C      Schedule of Holders of Metra Warrants as of Closing Date

           THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT OR STATE LAW, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT.

No. of Shares of
Common Stock: 4,613,695



                                     WARRANT

                           To Purchase Common Stock of

                          MORRISON KNUDSEN CORPORATION,
                             a Delaware corporation


           THIS IS TO CERTIFY THAT EACH OF THE RESPECTIVE PERSONS LISTED ON EXHIBIT C HERETO, or its registered assigns, is entitled, at any time during the Exercise Period (as hereinafter defined), to purchase from MORRISON KNUDSEN CORPORATION, a Delaware corporation (the "Company"), the respective number of shares of Common Stock (as hereinafter defined and subject to adjustment as provided herein) set forth opposite its name on EXHIBIT C hereto, in whole or in part, including fractional parts, at a purchase price of $6.75 per share, all on the terms and conditions and pursuant to the provisions hereinafter set forth.


1.      DEFINITIONS

        As used in this Warrant, the following terms have the respective meanings set forth below:

               "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the Closing Date, other than Warrant Stock.

               "Antecedent Debt Warrant" shall mean the Warrant to Purchase Common Stock of the Company, issued of even date herewith in the form attached as Exhibit D-1 to the Override Agreement, and any amendments thereto, and all warrants issued upon transfer, division or combination of, or in substitution for, such warrant.

               "Appraised Value" shall mean, in respect of any share of Common Stock on any date herein specified, the fair market value of such share of Common Stock (determined without giving effect to any discount for (i) a minority interest or (ii) any lack of liquidity of the Common Stock or the fact that the Company may have no class of equity registered under the Exchange Act) as of the last day of the most recent fiscal month prior to such date specified, based on the value of the Company as a whole, as determined by an investment banking firm selected in accordance with the terms of SECTION 15 on the basis of a sale between a willing seller and buyer, neither acting under any compulsion, divided by the number of Fully Diluted Outstanding shares of Common Stock.

               "Book Value" shall mean, in respect of any share of Common Stock on any date herein specified, the consolidated book value of the Company applicable to Common Stock as of the last day of any fiscal month immediately preceding such date, divided by the number of Fully Diluted Outstanding shares of Common Stock as determined in accordance with GAAP by a firm of independent certified public accountants of recognized national standing selected by the Company and reasonably acceptable to the Majority Holders.

               "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the Commonwealth of Pennsylvania.

               "Closing Date" shall mean July 31, 1995.

               "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

               "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock, par value One Dollar and Sixty-Six and Two-Thirds Cents ($1.66-2/3) per share, of the Company as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is not preferred as to dividends or assets over any other class of stock of the Company, and (ii) shares of common stock of any successor or acquiring corporation (as defined in SECTION 4.4) received by or distributed to the holders of Common Stock in the circumstances contemplated by SECTION 4.4.

               "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

               "Current Market Price" shall mean, in respect of any share of Common Stock on any date herein specified on which there shall then be a public market for the Common Stock, the average of the daily market prices for 30 consecutive Business Days commencing 45 days before such date. The daily market price for each such Business Day shall be (i) the last sale price on such day on the principal stock exchange on which such Common Stock is then listed or admitted to trading, (ii) if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange, (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange,
(a) the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by NASDAQ or by the National Quotation Bureau, Inc. if not reported on NASDAQ, (b) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (c) if there is no such firm, as furnished by any member of the NASD selected mutually by the Majority Holders and the Company or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by the Majority Holders and one of which shall be selected by the Company. If, on such date, there shall not then be a public market for the Common Stock, the "Current Market Price" shall mean the higher of (x) the Book Value per share of Common Stock at such date, and (y) the Appraised Value per share of Common Stock as of such date.

               "Current Warrant Price" shall mean, in respect of a share of Common Stock at any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

               "Exercise Period" shall mean the period during which this Warrant is exercisable pursuant to SECTION 2.1.

               "Expiration Date" shall mean July 31, 2000.

               "Fully Diluted Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock Outstanding at such date and all shares of Common Stock issuable in respect of this Warrant, and any other options, warrants or other rights to purchase or receive Common Stock outstanding on such date.

               "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

               "Holder" shall mean the Person or Persons in whose name the Warrant set forth herein is registered on the books of the Company maintained for such purpose.

               "Initial Exercise Date" shall mean the earliest to occur of (i) December 31, 1996, (ii) the occurrence of a payment default under Section 9.1(a) of the Override Agreement, and in the case of a payment default NOT involving the payment of principal, interest, Letter of Credit Fees (as defined in the Override Agreement) or Facility Fees (as defined in the Override Agreement) the continuance of such default beyond two (2) Business Days after written notice thereof to the Company, and (iii) the Repayment Event.

               "Majority Holders" shall mean the holders of Warrants exercisable for a number of shares of not less than 66-2/3% of the aggregate number of shares of Common Stock then purchasable upon exercise of all Warrants, whether or not then exercisable.

               "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

               "Obligations" shall have the meaning set forth in the Override Agreement.

               "Other Property" shall have the meaning set forth in SECTION
4.4.

               "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any Subsidiary thereof, and shall include all shares issuable in respect of any certificates representing fractional interests in shares of Common Stock.

               "Override Agreement" shall mean that certain Override Agreement of even date herewith among the Company, Morrison Knudsen Corporation, an Ohio corporation, the banks and other financial institutions that are parties thereto, and Mellon Bank, N.A., as agent, as supplemented, amended, modified or restated from time to time.

               "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

               "Public Company" shall have the meaning set forth in SECTION
13.1.

               "Registration Rights Agreement" shall mean that certain Registration Rights Agreement of even date herewith between the Company, the Holders of this Warrant and the holders of the Antecedent Debt Warrant.

               "Repayment Event" shall mean the payment and satisfaction in full (or the provision in a manner satisfactory to the holder of any Obligations for all liability of the obligor with respect thereto), in accordance with the terms and provisions of the Override Agreement, of all Obligations (including, without limitation, all Obligations with respect to Existing Contingent Indebtedness and the Metra Letter of Credit (each as defined in the Override Agreement), or the making of final provisions for the satisfaction of all Obligations but excluding any contingent indemnity obligations unless such obligations are due or payable).

               "Repurchase Price" shall have the meaning set forth in SECTION 14.2.

               "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in SECTION 9.1(a).

               "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               "Subsidiary" shall mean, with respect to any Person, any corporation of which an aggregate of more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person.

               "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

               "Transfer Notice" shall have the meaning set forth in SECTION
9.2.

               "Warrants" shall mean this Warrant, and any amendments thereto, and all warrants issued upon transfer, division or combination of, or in substitution for, this Warrant. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

               "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to
SECTION 2.1, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

               "Warrant Stock" shall mean the shares of Common Stock purchased by the holders of the Warrants upon the exercise thereof.


2.      EXERCISE OF WARRANT

        2.1 MANNER OF EXERCISE. From and after the Initial Exercise Date and until 5:00 p.m., Idaho time, on the Expiration Date, Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder.

               In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at its principal office at One Morrison Knudsen Plaza, 720 Park Boulevard, Boise, Idaho 83712, or at the office or agency designated by the Company pursuant to SECTION 12: (a) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased; (b) payment of the Warrant Price in the manner specified below; and (c) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as EXHIBIT A, duly executed by Holder or its agent or attorney.
Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute and deliver to Holder a certificate or certificates representing the aggregate number of shares of Common Stock issuable upon such exercise. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in the notice and shall be registered in the name of Holder or, subject to SECTION 9, such other names as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates of Common Stock shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the payment as set forth below, and this Warrant are received by the Company as described above and all taxes, if any, required to be paid by Holder pursuant to SECTION 2.2 prior to the issuance of such shares of Common Stock, have been paid or Holder has agreed to pay such taxes when finally determined. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder. Notwithstanding any provision herein to the contrary, the Company shall not be required to register shares of Warrant Stock in the name of any Person who acquired this Warrant (or part hereof) or any Warrant Stock otherwise than in accordance with this Warrant.

               Payment of the Warrant Price shall be made at the option of the Holder (i) by certified or official bank check payable to the order of the Company, (ii) by cancellation of indebtedness, if any, owed by the Company to such Holder, (iii) by receiving from the Company the number of shares of Common Stock equal to (x) the number of shares of Common Stock as to which this Warrant is being exercised, MINUS (y) the number of shares of Common Stock having a value, based on the Current Market Price on the date of such exercise, equal to the Warrant Price, or (iv) by a combination thereof.

        2.2 PAYMENT OF TAXES. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid, nonassessable, free of liens or encumbrances (except for the restrictive legend provided for herein) and without any preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue of the Common Stock hereunder, unless such tax or charge is imposed by law upon Holder, in which case such taxes or charges shall be paid by Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock issuable upon exercise of this Warrant in any name other than that of Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or the Person designated to receive such shares has agreed in writing to pay such tax or charge or it has been established to the satisfaction of the Company that no such tax or other charge is due.

        2.3 CONTINUED VALIDITY. A holder of shares of Common Stock issued upon the exercise of this Warrant, in whole or in part (other than a holder who acquires such shares after the same have been publicly sold pursuant to a Registration Statement under the Securities Act or sold pursuant to Rule 144 thereunder), shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as Holder under SECTIONS 9, 10, 13, 14 and 17 of this Warrant. The Company will, at the time of each exercise of this Warrant, in whole or in part, upon the request of the holder of the shares of Common Stock issued upon such exercise hereof, acknowledge in writing, in form reasonably satisfactory to such holder, its continuing obligation to afford to such holder all such rights; PROVIDED, HOWEVER, that if such holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder all such rights.


3.      TRANSFER, DIVISION AND COMBINATION

        3.1 TRANSFER. Subject to compliance with SECTIONS 9 AND 14, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in
SECTION 2.1 or the office or agency designated by the Company pursuant to
SECTION 12, together with a written assignment of this Warrant substantially in the form of EXHIBIT B hereto duly executed by Holder or its agent or attorney and if such transfer is not to be made pursuant to SECTION 14, funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to SECTION 9, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled. A Warrant, if properly assigned in compliance with SECTION 9, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued. If requested by the Company, a new Holder shall acknowledge in writing, in form reasonably satisfactory to the Company, such Holder's continuing obligations under SECTIONS 9 AND 14 of this Warrant.

        3.2 DIVISION AND COMBINATION. Subject to SECTION 9, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with SECTION
3.1 and with SECTION 9, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

        3.3 EXPENSES. The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this
SECTION 3.

        3.4 MAINTENANCE OF BOOKS. The Company agrees to maintain, at its aforesaid office or agency, books for the registration, and the registration of transfer, of the Warrants.

4.      ADJUSTMENTS

        The number of shares of Common Stock for which this Warrant is exercisable, or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this SECTION 4. The Company shall give each Holder notice of any event described below which requires an adjustment pursuant to this SECTION 4 at the time of such event.

        4.1 PREPAYMENT OF OBLIGATIONS UNDER OVERRIDE AGREEMENT. If the Repayment Event occurs on or prior to the earlier of the Initial Exercise Date and September 30, 1996, then the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of such event shall be adjusted as follows:


- -------------------------------------------------------------------------------
If the Repayment Event occurs          Then the number of shares of
during the following period            Common Stock for which this
                                       Warrant is exercisable
                                       immediately prior
                                       to such event is reduced by
- -------------------------------------------------------------------------------
Closing Date through June 30,          100%
1996
- -------------------------------------------------------------------------------
July 1, 1996 through                   50%
December 31, 1996
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
January 1, 1997 through                25%
June 30, 1997
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

        4.2 STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. If at any time the Company shall:

               (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock;

               (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

               (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant

Price in effect immediately prior to the occurrence of such event, multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment.

        4.3 OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION. The following provisions shall be applicable to the making of adjustments pursuant to this SECTION 4, of the number of shares of Common Stock for which this Warrant is exercisable:

               (a) WHEN ADJUSTMENTS TO BE MADE. The adjustments required by this SECTION 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of an adjustment pursuant to SECTION 4.1 or a subdivision or combination of shares of the Common Stock, as provided for in SECTION 4.2) up to, but not beyond the date of exercise of this Warrant (or date of repurchase by the Company under SECTION
14) if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than one percent (1%) of the shares of Common Stock for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this SECTION 4 and not previously made, would result in a minimum adjustment or on the date of exercise or repurchase. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

               (b)  FRACTIONAL INTERESTS.  In computing adjustments under this
SECTION 4, fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share.

               (c) WHEN ADJUSTMENT NOT REQUIRED. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

        4.4 REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then each Holder shall have the right thereafter to receive, upon exercise of such Holder's Warrant, the number of shares of common stock of the successor or acquiring corporation and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of the shares of Common Stock for which this Warrant is exercisable, which adjustments shall be as nearly equivalent as practicable to the adjustments provided for in this SECTION 4.
For purposes of this SECTION 4.4, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or rights on liquidation over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this SECTION 4.4 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or dispositions of assets.


5.      NOTICES TO WARRANT HOLDERS

        5.1 NOTICE OF ADJUSTMENTS. Whenever the number of shares of Common Stock for which this Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of the Warrants, shall be adjusted pursuant to SECTION 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to SECTION
4.4) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with SECTION 17.2. The Company shall keep at its office or agency designated pursuant to SECTION 12 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof.

        5.2 NOTICE OF CERTAIN CORPORATE ACTION. The Holder shall be entitled to the same rights to receive notice of corporate action as any holder of Common Stock.


6.      NO IMPAIRMENT

        The Company shall not by any action avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock, upon the exercise of this Warrant, and
(c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

        Upon the request of Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form reasonably satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.


7. RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY; PREFERRED STOCK

        From and after the Closing Date, the Company shall at all times reserve and keep available for issuance upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

        Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Current Warrant Price.

        Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Current Warrant Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

        If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law (otherwise than as provided in SECTION
9) before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered or qualified.


8.      TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS

        In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of SECTION 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.


9.      RESTRICTIONS ON TRANSFERABILITY

        The Warrants and the Warrant Stock shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this
SECTION 9, which conditions are intended to ensure compliance with the provisions of the Securities Act and state law, with respect to the Transfer of any Warrant or any Warrant Stock. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this SECTION 9.

        9.1    RESTRICTIVE LEGEND.

               (a) Except as otherwise provided in this SECTION 9, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and are subject to the conditions specified in a certain Warrant dated as of August ___, 1995, originally issued by Morrison Knudsen Corporation. No transfer of the shares represented by this certificate shall be valid or effective until such conditions and any requirements of federal and state law have been fulfilled.
        A copy of the form of said Warrant is on file with the Secretary of Morrison Knudsen Corporation. The holder of this certificate, by acceptance of this certificate, agrees to be bound by the provisions of such Warrant."

               (b) Except as otherwise provided in this SECTION 9, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

               "This Warrant and the securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be transferred in violation of such Act or state law, the rules and regulations thereunder or the provisions of this Warrant."

        9.2 NOTICE OF PROPOSED TRANSFERS; REQUESTS FOR REGISTRATION. Prior to any Transfer or attempted Transfer of any Warrants or any shares of Restricted Common Stock, the holder of such Warrants or Restricted Common Stock shall give 10 days prior written notice (a "Transfer Notice") to the Company of such holder's intention to effect such Transfer, describing the manner and circumstances of the proposed Transfer, and shall deliver to the Company a certificate of such holder representing and warranting that the proposed Transfer of such Warrants or such Restricted Common Stock may be effected without registration under the Securities Act. After receipt of the Transfer Notice and certificate, the Company shall, within five days thereof, so notify the holder of such Warrants or such Restricted Common Stock and such holder shall thereupon be entitled to Transfer such Warrants or such Restricted Common Stock, in accordance with the terms of the Transfer Notice. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon such Transfer shall bear the restrictive legend set forth in SECTION 9.1(a), and each Warrant issued upon such Transfer shall bear the restrictive legend set forth in SECTION 9.1(b). The holder of the Warrants or the Restricted Common Stock, as the case may be, giving the Transfer Notice shall not be entitled to transfer and shall not transfer such Warrants or such Restricted Common Stock until receipt of notice from the Company under this
SECTION 9.2(a).

        The holders of Warrants and Warrant Stock shall have the right to request registration of such Warrant Stock pursuant to and in accordance with the terms of the Registration Rights Agreement.

        9.3 TERMINATION OF RESTRICTIONS. Notwithstanding the foregoing provisions of SECTION 9, the restrictions imposed by this SECTION 9 upon the transferability of the Warrants, the Warrant Stock and the Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) and the legend requirements of SECTION 9.1 shall terminate as to any particular Warrant or share of Warrant Stock or Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by this SECTION 9 shall terminate as to this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from the Company, at the expense of the Company, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:

               "THE RESTRICTIONS ON TRANSFERABILITY OF THE WITHIN WARRANT CONTAINED IN SECTION 9 HEREOF TERMINATED ON ___________________, 19___, AND ARE OF NO FURTHER FORCE AND EFFECT."

All Warrants thereafter issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Whenever the restrictions imposed by this SECTION 9 shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Common Stock not bearing the restrictive legend set forth in SECTION 9.1(a).

        9.4 LISTING ON SECURITIES EXCHANGE. So long as the Company shall list any shares of Common Stock on any securities exchange, it will, at its expense, list thereon, maintain and, when necessary, increase such listing of, all shares of Common Stock issued or, to the extent permissible under the applicable securities exchange rules, issuable upon the exercise of this Warrant, so long as any shares of Common Stock shall be so listed during the Exercise Period.

10.     SUPPLYING INFORMATION

        The Company shall cooperate with each holder of a Warrant or Restricted Common Stock in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.


11.     LOSS OR MUTILATION

        Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it, and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; PROVIDED, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.


12.     OFFICE OF THE COMPANY

        As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant. The Company shall notify Holder in writing prior to any change of the address of the office at which the Warrants may be presented.


13.     FINANCIAL AND BUSINESS INFORMATION

        13.1 FILINGS. So long as the Company is a "Public Company" (as hereinafter defined), the Company will file with the Commission on or before the due date all regular or periodic reports required to be filed pursuant to the Exchange Act, and will deliver to the Holder, promptly upon its becoming available, one copy of each report, notice or proxy statement sent by the Company to its shareholders generally, and one copy of each regular or periodic report (including, without limitation, reports on Form 8-K) pursuant to the Exchange Act or any registration statement, prospectus or written communication (other than transmittal letters and other communications that are not publicly available) pursuant to the Securities Act, filed by the Company with (i) the Commission or (ii) any securities exchange on which shares of the Common Stock are listed.

               For purposes of this SECTION 13, the term "Public Company" shall mean a company (i) that is subject to the reporting requirements of Section 15(d) of the Exchange Act, or (ii) any of whose securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act.

        13.2 QUARTERLY INFORMATION. During any period in which the Company is not a Public Company, as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the Company will deliver to the Agent a consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in the case of such income and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP, and consistency by the chief financial officer, controller or treasurer of the Company.

        13.3 ANNUAL INFORMATION. During any period in which the Company is not a Public Company, as soon as available and in any event within 90 days after the end of each fiscal year of the Company, the Company will deliver to the Agent a consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Commission by Deloitte & Touche or other independent public accountants of nationally recognized standing, together with an unaudited annual report prepared on a consolidating basis in conformity with GAAP.


14.     THE COMPANY'S REPURCHASE OF THE WARRANT

        14.1 OPTION TO REPURCHASE WARRANT. From time to time on or after the Initial Exercise Date and until the Expiration Date, the Company shall have the right, upon not less than thirty (30) days prior written notice to any Holder, to repurchase from such Holder, from any source of funds legally available therefor, on the date and in the manner set forth in SECTION 14.2, all or any part of the Warrant then held by such Holder for an amount determined by multiplying (x) the number of shares of Common Stock subject to such Warrant or portion thereof being repurchased, by (y) the difference between
(i) 110% of the higher of the Current Market Price per share of Common Stock and the Current Warrant Price per share of Common Stock as of the date of such notice, and (ii) the Current Warrant Price per share of Common Stock as of the date of such notice; PROVIDED, HOWEVER, that nothing herein shall preclude the exercise by Holder of any portion of this Warrant exercisable at any time prior to such repurchase.

        14.2   DETERMINATION AND PAYMENT OF REPURCHASE PRICE.

               (a)  The purchase price for any repurchase pursuant to this
SECTION 14 (the "Repurchase Price") shall be determined within ten (10) days of the date of the repurchase notice given by the Company pursuant to SECTION 14.1, and shall be payable in cash from any source of funds legally available therefor within ten (10) days following the date of such determination of the Repurchase Price. On the date of any repurchase of this Warrant pursuant to this SECTION 14, each Holder shall assign to the Company such Holder's Warrant or portion thereof being repurchased, without any representations (other than a representation that such Holder owns such Warrant free and clear of any liens, pledges or encumbrances), by the surrender of such Holder's Warrant at the principal office of the Company referred to in SECTION 2.1 against payment therefor of the Repurchase Price by, at the option of such Holder, and subject to the immediately following sentence, (i) wire transfer to an account in a bank located in the United States designated by such Holder for such purpose or (ii) a certified or official bank check drawn on a member of the New York Clearing House payable to the order of such Holder. If less than all of any Holder's Warrant is being repurchased, the Company shall, pursuant to SECTION 3, cancel such Warrant and issue in the name of, and deliver to, such Holder a new Warrant for the portion not being repurchased.

               (b) Each Holder of Warrants shall have the right at any time to object to the determination of the Repurchase Price pursuant to this SECTION
14 by specifying in writing to the Company the nature of its objection and, unless such objection is resolved by agreement of the Company and such Holder, the Company and such Holder shall each have the right to subject the disputed determination to separate firms of independent accountants of recognized national standing for a joint resolution of the objection of such Holder (which firms of independent accountants may, in either case, be the firms of accountants regularly retained by the Company or such Holder). If such firms cannot jointly resolve the objection of such Holder, then, unless otherwise directed by agreement of the Company and such Holder, such firms shall in their sole discretion choose another firm of independent certified public accountants of recognized national standing, which is not the regular auditor of such Holder or the Company, which firm shall resolve such objection. In either case, for purposes hereof the determination so made shall be conclusive and binding on the Company, such Holder and all Persons claiming under or through any of them, and any adjustment in the determination of the Repurchase Price per share of Common Stock resulting from such determination shall be made. The cost of any such determination shall be borne by the Company if it results in an increase of the aggregate Repurchase Price for all shares of Common Stock issuable upon the exercise hereof and by such Holder if it results in no adjustment or a decrease of the aggregate Repurchase Price for all shares of Common Stock issuable upon the exercise hereof.

               (c) Any repurchase by the Company of all or any portion of the Warrant pursuant to SECTION 14.1 which is delayed by (1) the failure of the Company to determine the Repurchase Price within the time periods required in
SECTION 14.3(a) or (2) an objection by any Holder of the Warrant to any such determination pursuant to SECTION 14.3(b) shall be consummated within ten (10) days after, as the case may be, the determination of the Repurchase Price or the resolution of such objection.

               (d) In the event that the determination of the Repurchase Price requires an opinion from an investment banking firm or accounting firm, all costs and fees associated therewith shall, except to the extent otherwise provided in SECTION 14.3(b) above, be paid by the Company.

        14.3 PRO RATA REPURCHASE OF WARRANTS. Notwithstanding anything to the contrary contained in this SECTION 14, any repurchase by the Company of this Warrant or any portion thereof shall be made pro rata and on the same terms with respect to all Warrants and all Antecedent Debt Warrants then outstanding, and any obligation of Holder pursuant to this SECTION 14 to sell this Warrant or any portion thereof to the Company is conditioned upon the Company's compliance with such requirement.


15.     APPRAISAL

        If required under this Warrant, the determination of the Appraised Value per share of Common Stock shall be made by an investment banking firm of nationally recognized standing selected by the Company and acceptable to the Majority Holders. If the investment banking firm selected by the Company is not acceptable to the Majority Holders and the Company and the Majority Holders cannot agree on a mutually acceptable investment banking firm, then the Majority Holders and the Company shall each choose one such investment banking firm and the respective chosen firms shall agree on another investment banking firm which shall make the determination. The Company shall retain, at its sole cost, such investment banking firms as may be necessary for the determination of Appraised Value required by the terms of this Warrant.


16.     LIMITATION OF LIABILITY

        No provision hereof (including, without limitation, any of the provisions under Section 7), in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company, or by creditors of the Company.


17.     MISCELLANEOUS

        17.1 NONWAIVER AND EXPENSES. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

        17.2 NOTICE GENERALLY. Any notice, demand, request, consent, approval, declaration or other communication hereunder to be made pursuant to the terms of this Warrant shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be addressed as follows:

               (a) If to any Holder or holder of Warrant Stock, at its last known address or facsimile transmission number appearing on the books of the Company maintained for such purpose.

               (b)  If to the Company at:

                    Morrison Knudsen Corporation
                    One Morrison Knudsen Plaza
                    720 Park Boulevard
                    Boise, Idaho 83712
                    Attention:  Douglas L. Brigham
                    Facsimile:  (208) 386-5922

                    with a copy to:

                    Jones, Day, Reavis & Pogue
                    77 West Wacker Drive
                    Chicago, Illinois  60601-1692
                    Attention:  David S. Kurtz, Esq.
                    Facsimile:  (312) 782-8585

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Each such notice, demand, request, consent, approval, declaration, delivery other communication shall be effective, (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this SECTION 17.2 and confirmation of receipt is received, (ii) if given by mail, seventy-two (72) hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in this SECTION 17.2. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration, delivery or other communication to the person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration, delivery or other communication.

        17.3 INDEMNIFICATION. In addition to the indemnities provided in the Registration Rights Agreement, the Company agrees to indemnify and hold harmless Holder, its officers, directors, employees, agents, and attorneys from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against Holder relating to or arising out of (i) Holder's exercise of this Warrant and/or ownership of any shares of Warrant Stock issued in consequence thereof, or (ii) any litigation to which Holder is made a party in its capacity as a stockholder or warrant holder of the Company; PROVIDED, HOWEVER, that the Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements are found in a final non-appealable judgment by a court to have resulted from either (i) Holder's gross negligence or willful misconduct, (ii) actions or omissions taken or not taken by Holder in any capacity other than as a stockholder or warrant holder of the Company, or (iii) any violation of federal or state securities laws by Holder, which is not caused by any action or inaction of the Company.

        17.4 REMEDIES. Each holder of Warrants and Warrant Stock, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under SECTIONS 9, 10, 13 AND 14 of this Warrant. Each party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of SECTION 9, 10, 13 OR 14 of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

        17.5   SUCCESSORS AND ASSIGNS.  Subject to the provisions of SECTIONS
3.1 and 9, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

        17.6 AMENDMENT. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Majority Holders; PROVIDED, HOWEVER, that no such Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable (including, without limitation, by way of amendment of SECTION 4.1), to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein), or to modify the time period during which such Warrant may be exercised, without the prior written consent of the Holder thereof; AND PROVIDED FURTHER, that no such Warrant may be modified or amended unless the "Majority Holders" as defined under the Antecedent Debt Warrant have agreed to the same modification or amendment of the Antecedent Debt Warrant.

        17.7 SEVERABILITY. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

        17.8 HEADINGS. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

        17.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

        17.10  CONSENT TO JURISDICTION.  THE COMPANY HEREBY IRREVOCABLY
CONSENTS TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN PITTSBURGH, PENNSYLVANIA IN ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS WARRANT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THE COMPANY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF A SUMMONS AND COMPLAINT AND OTHER PROCESS IN ANY ACTION, CLAIM OR PROCEEDING BROUGHT BY HOLDER OR ANY HOLDER OF WARRANT STOCK IN CONNECTION WITH THIS WARRANT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS, ON BEHALF OF ITSELF AND ITS PROPERTY, IN THE MANNER SPECIFIED IN SECTION 17.2 (PROVIDED TELECOPY NOTICES MAY NOT BE USED FOR THIS PURPOSE). NOTHING IN THIS SECTION
17.10 SHALL AFFECT THE RIGHT OF HOLDER OR ANY HOLDER OF WARRANT STOCK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF HOLDER OR ANY HOLDER OF WARRANT STOCK TO BRING ANY ACTION OR PROCEEDING AGAINST THE COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTIONS.

        17.11 MUTUAL WAIVER OF JURY TRIAL. HOLDER, EACH HOLDER OF WARRANT STOCK AND THE COMPANY EACH HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS WARRANT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

Dated: August ___, 1995


                                      MORRISON KNUDSEN CORPORATION


                                      By:__________________________
                                      Name:
                                      Title:


Attest:



_________________________
Secretary

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                  [To be executed only upon exercise of Warrant]


        The undersigned registered owner of the attached Warrant irrevocably exercises such Warrant for the purchase of ____ Shares of Common Stock of Morrison Knudsen Corporation, and herewith makes payment therefor, all at the price and on the terms and conditions specified in such Warrant and requests that certificates for the shares of Common Stock hereby purchased (and/or any securities or other property issuable upon such exercise) be issued in the name of and delivered to ________________ whose address is ____________ and, if such shares of Common Stock (or other securities or property) shall not include all of the shares of Common Stock issuable as provided in such Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.


                                ___________________________________
                                (Name of Registered Owner)


                                ___________________________________
                                (Signature of Registered Owner)


                                ___________________________________
                                (Street Address)


                                ___________________________________
                                (City)        (State)  (Zip Code)



NOTICE: The signature on this subscription must correspond with the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                     EXHIBIT B

                                  ASSIGNMENT FORM


        FOR VALUE RECEIVED the undersigned registered owner of the attached Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under such Warrant, with respect to the number of shares of Common Stock set forth below:

NAME AND ADDRESS OF ASSIGNEE               NO. OF SHARES OF
                                             COMMON STOCK



and does hereby irrevocably constitute and appoint ________________________ attorney-in-fact to register such transfer on the books of Morrison Knudsen Corporation maintained for the purpose, with full power of substitution in the premises.


Dated:________________________      Print Name:________________________________

                                    Signature:_________________________________

                                    Witness:___________________________________



NOTICE: The signature on this assignment must correspond with the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

                            EXHIBIT C to Metra Warrant


                             METRA WARRANT ALLOCATION


- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------
                          BANK                                 SHARES
- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------
Bank of America National Trust and Savings Association         364,239
- ---------------------------------------------------------------------------
Bank of Montreal                                               242,826
- ---------------------------------------------------------------------------
The Bank of Nova Scotia                                        242,826
- ---------------------------------------------------------------------------
The Bank of Tokyo, Ltd., Seattle Branch                        315,674
- ---------------------------------------------------------------------------
Banque Nationale de Paris                                      291,391
- ---------------------------------------------------------------------------
Banque Paribas                                                 315,674
- ---------------------------------------------------------------------------
CIBC Inc.                                                      315,674
- ---------------------------------------------------------------------------
Credit Lyonnais, New York Branch                               315,674
- ---------------------------------------------------------------------------
The Hongkong and Shanghai Banking Corporation Limited          242,826
- ---------------------------------------------------------------------------
The Long-Term Credit Bank of Japan, Ltd.,                      315,674
Los Angeles Agency
- ---------------------------------------------------------------------------
National Westminster Bank PLC                                  242,826
- ---------------------------------------------------------------------------
Royal Bank of Canada                                           242,826
- ---------------------------------------------------------------------------
San Paolo Bank SpA                                             534,217
- ---------------------------------------------------------------------------
Union Bank of Switzerland                                      315,674
- ---------------------------------------------------------------------------
Westdeutsche Landesbank Girozentrale,                          315,674
New York and Cayman Islands Branches
- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------

                                                   TOTAL     4,613,695
- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------